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                                                                    EXHIBIT 5.01

                                 [SP LETTERHEAD]

                               September 20, 2001

Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas 76102

     Re: Form S-8 Registration Statement

Ladies and Gentleman:

     We have acted as counsel for Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Registrant"), in connection with a Registration Statement on Form S-8 which is being filed by the Registrant under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the offering of up to 1,000,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), of the Registrant, that may be offered and sold from time to time pursuant to the Registrant's Employee Share Purchase Plan (the "Plan").

     For the purposes of this opinion, we have examined copies of the following documents:

     1.   The Registration Statement;

     2. The Declaration of Trust of the Registrant, as amended, restated or supplemented, as of the date hereof (the "Declaration of Trust");

     3. The Bylaws of the Registrant, as amended, restated or supplemented, as of the date hereof (the "Bylaws");

     4. The resolutions of the Board of Trust Managers of the Registrant adopted by unanimous written consent dated May 15, 2001;

     5. A certificate of an officer of the Registrant dated as of the date hereof; and

     6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

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     In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the resolutions of the Board of Trust Managers authorizing the offering and sale of the Shares have not been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Registrant to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering and sale violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Registrant, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Registrant is a party or by which the Registrant is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Registrant. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued at such time.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, issued and delivered by the Registrant in the manner and on the terms described in the Registration Statement and the Plan (including the rules adopted thereunder), the Shares will be validly issued, fully paid and nonassessable.

     This opinion is limited to the laws of the United States and the Texas Real Estate Investment Trust Act, excluding the choice of law provisions thereof. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise referred to, nor otherwise filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                       Very truly yours,

                                       /s/ Shaw Pittman LLP

                                       SHAW PITTMAN LLP